SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2003

Duratek, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-14292	22-2427618
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10100 Old Columbia Road, Columbia, Maryland		21046
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 312-5100

N/A
(Former Name or Former Address, if Changed Since Last Report)

DURATEK, INC.

Item 5.	Other Event

99.1 Press Release, issued June 16, 2003.

Item 7.	Financial Statements and Exhibits

On June 16, 2003, Duratek, Inc. issued the press release attached hereto as Exhibit 99.1 announcing that the United States Court of Appeals for the Fourth Circuit affirmed the decision of the United States District Court for the District of Maryland to dismiss with prejudice the securities class action litigation filed in June 2001 against Duratek, Inc. and two of its executive officers.  The press release is incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURATEK, INC.

Date: June 16, 2003	By:	/s/ Robert F. Shawver
Robert F. Shawver
Executive Vice President and Chief Financial Officer

Exhibit Index

99.1	Press Release dated June 16, 2003 issued by Duratek, Inc.